Exhibit 99.1

NEWS RELEASE
April 25, 2012

NASDAQ OMX REPORTS FIRST QUARTER 2012 RESULTS

•	Q112 non-GAAP diluted EPS of $0.61, on par with prior year; Q112 GAAP diluted EPS of $0.48

•	Q112 net exchange revenues of $411 million

•	Declares initial quarterly cash dividend of $0.13 per share

•	Implementing cost reduction plan with a goal of $50 million in annualized cost savings by end of 2012, with $25 million savings realized in 2012

•	Announces discussions with LCH Clearnet Group regarding the acquisition of IDCG

New York, N.Y.—The NASDAQ OMX Group, Inc. (“NASDAQ OMX®”; NASDAQ: NDAQ) today reported results for the first quarter of 2012. First quarter net exchange revenues1 were $411 million compared to $413 million in the first quarter of 2011. On a constant currency basis, first quarter 2012 net exchange revenues increased by $3 million, or up 1% compared to the prior year quarter.

Operating expenses were $240 million, compared to $230 million in the first quarter of 2011. On a non-GAAP basis, excluding $9 million of restructuring and other charges, and $2 million of merger and strategic initiative expenses, operating expenses were $229 million in the first quarter of 2012. Non-GAAP operating expenses were up $8 million, or up $10 million on a constant currency basis, compared to the prior year quarter primarily due to higher professional and contract services expense, higher occupancy expense as well as slightly higher marketing and advertising expense.

First quarter non-GAAP diluted earnings per share was $0.61, on par with the prior year results. Non-GAAP earnings per share exclude $9 million of restructuring and other charges, $2 million of merger and strategic initiatives expense, and a $12 million impairment charge on the write down of our equity investment in EMCF. Net income attributable to NASDAQ OMX for the first quarter of 2012 was $85 million, or $0.48 per diluted share, compared with $104 million, or $0.57 per diluted share, in the prior year quarter.

Bob Greifeld, NASDAQ OMX’s CEO, commented: “In the first quarter, we achieved non-GAAP EPS of $0.61, at the same level as of the prior year, and our fourth best quarterly result ever. While we experienced a decline in our volume driven U.S. cash equity trading and U.S. derivative trading and clearing businesses compared to the prior year quarter, these declines were almost completely offset by growth in our other businesses. This continues to highlight the importance and success of our ongoing efforts to diversify our business model. Against this backdrop, we continue to focus on the things that we can control. We have introduced a cost reduction plan and anticipate an annualized run rate of $50 million in cost savings by the end of 2012, with $25 million in cost savings realized in 2012. We initiated these efforts as part of our ongoing commitment to cost leadership. The cost reduction plan ensures that we will have the correct business infrastructure in place should the current weak business trends continue, and it positions us well for when our business returns to growth.”

[1]	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.

Lee Shavel, NASDAQ OMX’s EVP and Chief Financial Officer, said: “We are pleased to be taking the next step in our capital return strategy, initiating a cash dividend to complement our ongoing share repurchase program as a means of returning capital to our shareholders. This decision was based on rigorous financial analysis, and underscores the stability of our operations, the strength of our cash flows and our confidence in the company’s attractive business model. We continue to focus on having a balanced capital deployment effort, and in the past quarter we reduced debt by $110 million, further deleveraging our balance sheet and enhancing our financial flexibility for the future. NASDAQ OMX also returned another $50 million to shareholders through our ongoing share repurchase program during the quarter.”

NASDAQ OMX announces it has signed a non-binding agreement with LCH.Clearnet Group Limited regarding LCH.Clearnet Group’s proposed acquisition of International Derivatives Clearing Group, LLC (“IDCG”). If the transaction proceeds, LCH.Clearnet Group would become the sole owner of IDCG and NASDAQ OMX would become a shareholder of LCH.Clearnet Group.

In anticipation of new regulations proposed by the European Market Infrastructure Regulation, NASDAQ OMX Nordic Clearing implemented a member default fund structure. Under this new regulatory structure, clearing members are required to contribute to the total regulatory capital. As of March 31, 2012, total member contributions equaled $163 million of which $145 million were cash contributions. As a result, NASDAQ OMX released $83 million in clearing capital, with an additional estimated $30 million to be released in the second quarter.

At March 31, 2012, the company had cash and cash equivalents of $525 million and total debt of $2,007 million, resulting in net debt of $1,482 million. This compares to net debt of $1,611 million at December 31, 2011. During the first quarter, we repurchased 1.9 million shares of our outstanding common stock under our share repurchase program, for a total of $50 million. Since January 2009, we have repurchased approximately $950 million of our outstanding common stock, representing 43.7 million shares at an average price of $21.66.

BUSINESS HIGHLIGHTS

Cash Equities (13% of total net exchange revenues) – Total net cash equity trading revenues were $53 million in the first quarter of 2012, down $9 million compared to the first quarter of 2011. The decline was primarily driven by lower industry trading volumes in the U.S. (6.83 billion average daily share volume in Q112 vs. 7.94 billion in Q111). During the quarter, NASDAQ OMX maintained its leadership share of total U.S. matched volume. U.S. cash equity trading revenue capture was lower, driven by our discounted Investor Support Program, a volume incentive program which accounted for an increased proportion of our volume.

Derivatives (18% of total net exchange revenues) – Total net derivative trading and clearing revenues were $74 million in the first quarter of 2012, down $6 million compared to the first quarter of 2011. The year-over-year decline was the result of lower industry trading volumes, and a slightly lower market share in the U.S. derivative market.

Access and Broker Services (15% of total net exchange revenues) – Revenues of $62 million were up $5 million compared to the first quarter of 2011. The increase was primarily driven by increased demand for Access Services.

The NASDAQ OMX Group, Inc.	2

Market Data (21% of total net exchange revenues) – Total Market Data revenues of $87 million reflect a $6 million increase compared to the year ago quarter. The increase in Market Data revenues was primarily the result of increased U.S. tape plan revenues and increased sales of U.S. proprietary market data products.

Issuer Services (22% of total net exchange revenues) – Revenues were $90 million in the quarter, up $1 million compared to the first quarter of 2011, as increased Corporate Solutions and Global Index Group revenues more than offset lower listing fee revenues. Corporate Solutions revenues were impacted by a reclassification which nets $2.5 million of offsetting revenues and costs. The reclassification also impacts prior year periods.

Market Technology (11% of total net exchange revenues) – Revenues of $45 million increased $2 million, or 5%, compared to the first quarter of 2011.

COST GUIDANCE – For the full year of 2012 total core operating expenses are expected to be in the range of $880 million to $900 million, plus an additional $40 million to $50 million in incremental new initiative spending, resulting in total operating expenses in the range of $920 million to $950 million. This revised guidance reflects the partial realization in 2012 of our cost reduction plan, and the estimated $10 million reduction in expenses resulting from the Corporate Solutions expense reclassification. Our revised 2012 cost guidance reflects $25 million in cost savings resulting from our cost reduction plan. This cost guidance excludes an anticipated restructuring charge, currently estimated at $30 million, related to the cost reduction plan.

About NASDAQ OMX Group

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade—from risk management to trade to surveillance to clearing. In the US and Europe, we own and operate 24 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.999% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to approximately 3,400 listed companies worth $5.1 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (http://www.facebook.com/NASDAQ) and Twitter (http://www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP results of operations, including, but not limited to, net income attributable to NASDAQ OMX, diluted earnings per share, operating income, and operating expenses, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to non-GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The NASDAQ OMX Group, Inc.	3

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth, trading volumes, tax benefits and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic and capital return initiatives, (iii) statements about our integrations of our recent acquisitions and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Media Relations:	Contact Investor Relations:
Joseph Christinat +1.646.441.5121	John Sweeney +1.212.401.8737
Joseph.Christinat@NASDAQOMX.Com	John.Sweeney@NASDAQOMX.Com

NDAQF

(tables follow)

(income statement)

(revenue statement)

(balance sheet)

(GAAP reconciliation table)

(key drivers)

The NASDAQ OMX Group, Inc.	4

The NASDAQ OMX Group, Inc.

Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Revenues:
Market Services	$666	$698	$683

Cost of revenues:
Transaction rebates	(306)	(324)	(309)
Brokerage, clearance and exchange fees	(84)	(93)	(93)

Total cost of revenues	(390)	(417)	(402)

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	276	281	281

Issuer Services	90	91	89
Market Technology	45	48	43

Revenues less transaction rebates, brokerage, clearance and exchange fees	411	420	413

Operating Expenses:
Compensation and benefits	112	113	112
Marketing and advertising	6	9	5
Depreciation and amortization	26	28	27
Professional and contract services	22	23	19
Computer operations and data communications	17	15	17
Occupancy	23	22	23
Regulatory	9	9	9
Merger and strategic initiatives	2	1	5
Restructuring and other charges	9	—	—
General, administrative and other	14	39	13

Total operating expenses	240	259	230

Operating income	171	161	183

Interest income	2	3	2
Interest expense	(24)	(26)	(32)
Asset impairment charges	(12)	(18)	—
Dividend and investment income	—	—	(1)
Income from unconsolidated investees, net	—	1	—

Income before income taxes	137	121	152
Income tax provision	53	40	49

Net income	84	81	103

Net loss attributable to noncontrolling interests	1	1	1

Net income attributable to NASDAQ OMX	$85	$82	$104

Basic and diluted earnings per share:
Basic earnings per share	$0.49	$0.46	$0.59

Diluted earnings per share	$0.48	$0.45	$0.57

Weighted-average common shares outstanding for earnings per share:
Basic	173	175	176
Diluted	178	180	181

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011

MARKET SERVICES
Transaction Services
Cash Equity Trading Revenues:
U.S. cash equity trading	$340	$385	$365

Cost of revenues:
Transaction rebates	(235)	(261)	(242)
Brokerage, clearance and exchange fees	(75)	(87)	(84)

Total U.S. cash equity cost of revenues	(310)	(348)	(326)

Net U.S. cash equity trading revenues	30	37	39
European cash equity trading	23	22	23

Total net cash equity trading revenues	53	59	62

Derivative Trading and Clearing Revenues:
U.S. derivative trading and clearing	122	110	124

Cost of revenues:
Transaction rebates	(71)	(63)	(67)
Brokerage, clearance and exchange fees	(9)	(6)	(9)

Total U.S. derivative trading and clearing cost of revenues	(80)	(69)	(76)

Net U.S. derivative trading and clearing revenues	42	41	48
European derivative trading and clearing	32	32	32

Total net derivative trading and clearing revenues	74	73	80
Access Services Revenues	57	56	53

Total Transaction Services revenues less transaction rebates, brokerage, clearance and exchange fees	184	188	195

Market Data Revenues:
Net U.S. tape plans	31	29	27
U.S. market data products	34	37	32
European market data products	22	21	22

Total Market Data revenues	87	87	81

Broker Services Revenues	5	5	4

Other Market Services Revenues	—	1	1

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	276	281	281

ISSUER SERVICES
Global Listing Services Revenues:
Annual renewal	28	30	29
Listing of additional shares	10	10	10
Initial listing	6	5	6

Total U.S. listing services	44	45	45
European listing fees	12	13	13
Corporate Solutions	20	20	18

Total Global Listing Services revenues	76	78	76
Global Index Group Revenues	14	13	13

Total Issuer Services revenues	90	91	89

MARKET TECHNOLOGY
License, support and facility management	29	29	28
Delivery project	7	6	6
Change request, advisory and broker surveillance	9	13	9

Total Market Technology revenues	45	48	43

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$411	$420	$413

The NASDAQ OMX Group, Inc.

Consolidated Balance Sheets

(in millions)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$525	$506
Restricted cash	38	34
Financial investments, at fair value	215	279
Receivables, net	327	308
Deferred tax assets	14	16
Default funds and margin deposits	158	17
Open clearing contracts:
Derivative positions, at fair value	—	1,566
Resale agreements, at contract value	—	3,745
Other current assets	129	110

Total current assets	1,406	6,581
Non-current restricted cash	103	97
Property and equipment, net	195	193
Non-current deferred tax assets	326	392
Goodwill	5,210	5,061
Intangible assets, net	1,680	1,648
Other non-current assets	101	119

Total assets	$9,021	$14,091

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$147	$164
Section 31 fees payable to SEC	69	106
Accrued personnel costs	56	132
Deferred revenue	237	124
Other current liabilities	120	112
Deferred tax liabilities	27	27
Default funds and margin deposits	158	17
Open clearing contracts:
Derivative positions, at fair value	—	1,566
Repurchase agreements, at contract value	—	3,745
Current portion of debt obligations	45	45

Total current liabilities	859	6,038
Debt obligations	1,962	2,072
Non-current deferred tax liabilities	684	670
Non-current deferred revenue	173	154
Other non-current liabilities	182	171

Total liabilities	3,860	9,105

Commitments and contingencies

Equity
NASDAQ OMX stockholders’ equity:
Common stock	2	2
Additional paid-in capital	3,798	3,793
Common stock in treasury, at cost	(906)	(860)
Accumulated other comprehensive loss	(218)	(350)
Retained earnings	2,476	2,391

Total NASDAQ OMX stockholders’ equity	5,152	4,976
Noncontrolling interests	9	10

Total equity	5,161	4,986

Total liabilities and equity	$9,021	$14,091

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
GAAP net income attributable to NASDAQ OMX:	$85	$82	$104

Non-GAAP adjustments:

Merger and strategic initiatives	2	1	5
Extinguishment of debt	—	25	—
Asset impairment charges	12	18	—
Restructuring and other charges	9	—	—
Other	—	—	4

Total non-GAAP adjustments	23	44	9

Adjustment to the income tax provision to reflect non-GAAP adjustments(1)	(3)	(13)	(3)
Significant tax adjustments, net	3	—	—

Total non-GAAP adjustments, net of tax	23	31	6

Non-GAAP net income attributable to NASDAQ OMX:	$108	$113	$110

GAAP diluted earnings per common share:	$0.48	$0.45	$0.57
Total adjustments from non-GAAP net income above	0.13	0.18	0.04

Non-GAAP diluted earnings per common share:	$0.61	$0.63	$0.61

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011

GAAP operating income:	$171	$161	$183

Non-GAAP adjustments:
Merger and strategic initiatives	2	1	5
Extinguishment of debt	—	25	—
Restructuring and other charges	9	—	—
Other	—	—	4

Total non-GAAP adjustments	11	26	9

Non-GAAP operating income:	$182	$187	$192

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$411	$420	$413

Non-GAAP operating margin (2)	44%	45%	46%

(1)	We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred.
(2)	Non-GAAP operating margin equals non-GAAP operating income divided by total revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011

GAAP operating expenses:	$240	$259	$230

Non-GAAP adjustments:

Merger and strategic initiatives	(2)	(1)	(5)
Extinguishment of debt	—	(25)	—
Restructuring and other charges	(9)	—	—
Other	—	—	(4)

Total non-GAAP adjustments	(11)	(26)	(9)

Non-GAAP operating expenses	$229	$233	$221

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Market Services
Cash Equity Trading
NASDAQ securities
Average daily share volume (in billions)	1.80	1.85	2.05
Matched market share executed on NASDAQ	26.3%	27.2%	26.8%
Matched market share executed on NASDAQ OMX BX	2.6%	2.5%	1.4%
Matched market share executed on NASDAQ OMX PSX	1.3%	1.1%	0.9%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	33.2%	30.2%	32.7%
Total market share (1)	63.4%	61.0%	61.8%

New York Stock Exchange, or NYSE, securities
Average daily share volume (in billions)	3.91	4.14	4.54
Matched market share executed on NASDAQ	13.4%	13.3%	11.8%
Matched market share executed on NASDAQ OMX BX	2.5%	2.5%	2.0%
Matched market share executed on NASDAQ OMX PSX	0.7%	0.6%	0.8%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	31.5%	27.5%	29.9%
Total market share (1)	48.2%	44.0%	44.5%

NYSE Amex and regional securities
Average daily share volume (in billions)	1.12	1.45	1.35
Matched market share executed on NASDAQ	19.0%	19.2%	16.8%
Matched market share executed on NASDAQ OMX BX	2.3%	1.9%	1.7%
Matched market share executed on NASDAQ OMX PSX	1.9%	1.9%	1.3%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	29.4%	27.2%	27.1%
Total market share (1)	52.6%	50.2%	46.9%

Total U.S.-listed securities
Average daily share volume (in billions)	6.83	7.45	7.94
Matched share volume (in billions)	90.1	100.0	94.8
Matched market share executed on NASDAQ	17.7%	17.9%	16.5%
Matched market share executed on NASDAQ OMX BX	2.5%	2.4%	1.8%
Matched market share executed on NASDAQ OMX PSX	1.1%	1.0%	0.9%

NASDAQ OMX Nordic and NASDAQ OMX Baltic Securities
Average daily number of equity trades	372,081	394,290	338,534
Average daily value of shares traded (in billions)	$3.2	$3.0	$4.1

Derivative Trading and Clearing
U.S. Equity Options
Total industry average daily volume (in millions)	15.9	15.5	17.3
NASDAQ OMX PHLX matched market share	22.2%	22.7%	23.5%
The NASDAQ Options Market matched market share	5.2%	4.5%	5.2%

NASDAQ OMX Nordic and NASDAQ OMX Baltic
Average daily volume:
Options, futures and fixed-income contracts	470,216	455,341	455,845
Finnish option contracts traded on Eurex	71,411	46,557	177,836

NASDAQ OMX Commodities
Clearing Turnover:
Power contracts (TWh)(2)	521	494	455
Carbon contracts (1000 tCO2)(2)	30,912	29,908	4,036

Issuer Services
Initial public offerings
NASDAQ	21	15	22
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic	1	1	1

New listings
NASDAQ (3)	43	44	34
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (4)	3	12	4

Number of listed companies
NASDAQ (5)	2,665	2,680	2,760
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (6)	769	776	773

Market Technology
Order intake (in millions)(7)	$55	$36	$6
Total order value (in millions)(8)	$496	$458	$471

(1)	Includes transactions executed on NASDAQ’s, NASDAQ OMX BX’s and NASDAQ OMX PSX’s systems plus trades reported through the FINRA/NASDAQ Trade Reporting Facility.
(2)	Primarily transactions executed on Nord Pool and reported for clearing to NASDAQ OMX Commodities measured by Terawatt hours (TWh) and one thousand metric tons of carbon dioxide (1000 tCO2).
(3)	New listings include IPOs, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed ETFs.
(4)	New listings include IPOs and represent companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North.
(5)	Number of listed companies for NASDAQ at period end, including separately listed ETFs.
(6)	Represents companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North at period end.
(7)	Total contract value of orders signed during the period.
(8)	Represents total contract value of orders signed that are yet to be recognized as revenue.